                                   Exhibit 99

                                 PRESS RELEASE

CONTACT PERSON: D. BEN BERRY (252) 334-1511


           GATEWAY FINANCIAL HOLDINGS REPORTS RECORD OPERATING RESULTS
               FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2003

ELIZABETH CITY, N.C. - July 29, 2003 - Gateway Financial Holdings, Inc. (NASDAQ:
GBTS and GBTSW), the holding company for Gateway Bank and Trust reported record financial results today for the quarter ended June 30, 2003.

Significant events during 2003 include:

         o Recorded its tenth consecutive quarter of profitable operations in the second quarter of 2003;

         o Recorded record earnings per share of $0.08 for the June quarter, an increase of 60% over the prior year quarter;

         o Exceeded $275 million in total assets, ending the quarter at $277.2 million;

         o Announced proposed branch acquisition of the Elizabeth City-Southgate banking office of Central Carolina Bank on April 11, 2003 giving us our tenth banking location;

         o Approved a stock split, effected in the form of a 5% stock dividend, which was issued on June 12, 2003; and

         o Opened its ninth financial center branch located in Virginia Beach, making this the fourth location in the Tidewater, Virginia market.

Net income for the second quarter of 2003 totaled $252 thousand or $0.08 per share compared to $155 thousand or $0.05 per share for the second quarter of 2002, an increase in earnings per share of 60%. Net interest income increased $585 thousand or 44.4% from $1.3 million to $1.9 million and non-interest income increased $508 thousand or 76.7% from $662 thousand to $1.2 million. Higher net interest income and non-interest income was partially offset by an increase in non-interest expenses of $796 thousand and provision for loan losses of $200 thousand. The change in net interest income was primarily driven by an increase in earning assets particularly loans receivable, which have increased $69.1 million or 52.7% to $200.2 million at June 30, 2003 from $131.1 million at June 30, 2002. Net income for the first six months of 2003 totaled $434 thousand or $0.14 per share compared to $274 thousand and $0.09 per share for the first six months of 2002. Earnings per share for the first six months of 2003 increased 56% over the prior year period. For the first six months of 2003 net interest income increased to $3.6 million, an increase of $1.2 million or 48.5% from the $2.5 million reported for the first six months of 2002. Non-interest income increased $890 thousand to $2.1 million for the first half of 2003 from $1.2 million for the first half of 2002. These increases were partially offset by a $1.5 million increase in non-interest expenses and a $375 thousand increase in the provision for loan losses.

For the second quarter of 2003 non-interest income increased 76.7% to $1.2 million from $662 thousand for the same period in 2002. Revenues from insurance operations increased by $55 thousand or 15.5% to $410,000 for the quarter ended June 30, 2003. Additionally, revenues from mortgage banking operations more than tripled in the second quarter 2003 to $276 thousand from $78 thousand for the same period in 2002. Other non-interest income increased 231.3% to $275 thousand in the second quarter from $83 thousand for the second quarter of 2002 primarily as a result of $120 thousand gain on sale of securities and $49 thousand income distribution received during the quarter from a mortgage company in which the Company has an equity investment. Service charges on deposit accounts increased 43.2% to $209 thousand in the second quarter 2003 from $146 thousand in the 2002 second quarter. Non-interest income represented 26.7% of total revenue for the quarter ended June 30, 2003. Despite the falling interest rate environment the Company's net interest margin was 3.18% for the second quarter 2003, the same as in the second quarter of 2002.


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For the six months ended June 30, 2003, non-interest income increased to $2.1 million, an increase of 73.4% from the $1.2 million reported for the first six months of 2002. Revenues from insurance operations increased by $74 thousand or 11.7% to $705 thousand for the six months ended June 30, 2003. Additionally, revenues from mortgage banking operations increased 227.5% for the first half of 2003 to $452 thousand from $138 thousand for the same period in 2002. Other non-interest income increased $362 thousand or 189.5% to $553 thousand from $191 thousand for the first half of 2002 primarily as a result of $120 thousand gain on sale of securities, $119 thousand gain on sale of bank owned property and $98 thousand gain on sale of a government guaranteed loan. Service charges on deposit accounts increased $140 thousand or 55.3% for the first six months of 2003 to $393 thousand from $253 thousand for the first six months of 2002. Non-interest income represented 25.3% of total revenue for the six months ended June 30, 2003.

Non-interest expenses increased $796 thousand or 46.8% in the second quarter 2003 to $2.5 million from $1.7 million for the quarter ended June 30, 2002. For the first six months of 2003 non-interest expenses increased $1.5 million or 48.4% from $3.2 million to $4.7 million. The increase in non-interest expenses reflects the addition of personnel as well as costs associated with higher business volumes and branch expansion as we increased our branch offices from four at December 31, 2001 to nine at June 30, 2003.

During the second quarter, Gateway Financial experienced a 9.2% growth in total assets compared to March 31, 2003 finishing the quarter with total assets of $277.2 million. Asset growth for the quarter was fueled by a 9.6% or $18.9 million increase in deposits to $214.5 million from $195.6 million in the first quarter 2003. Loans, net of allowance for loan losses increased by $27.5 million or 16.2% to $197.9 million during the quarter. Total assets increased $82.6 million or 42.5%, net loans increased $68.4 million or 52.8%, and deposits grew $74.6 million or 53.4% from balances reported at June 30, 2002.

At quarter-end, the bank's allowance for loan losses equaled $2.3 million or 1.13% of total loans and 169% of non-performing loans. At quarter-end, non-performing loans and non-performing assets totaled $1.3 million or 0.67% of total loans 0.48% of total assets.

Stockholders' equity increased $1.1 million or 4.9% for the second quarter 2003 to $24.5 million from $23.4 million for the same period in 2002. At quarter-end stockholders' equity totaled $24.5 million or 8.9% of total assets. Regulatory capital ratios are all well in excess of the "well-capitalized" threshold.

D. Ben Berry, President and Chief Executive Officer commented, "We are particularly pleased with our financial performance as we continue to make significant investments in building our franchise. Notable achievements include a 42.5% increase in total assets from June 30, 2002 to June 30, 2003 made up mainly of loans receivable, which increased $69.1 million or 52.7%. This in turn contributed to the increase of our net interest income for the quarter from $1.3 million to $1.9 million. We continue to prudently grow our company as we enter new markets and generate deposit and loan growth. We are especially gratified to have achieved these results while continuing to invest in the expansion of our bank and the products and services that we offer. We expect these "investments" to benefit earnings in future periods and it is consistent with our plan to continue to grow and expand our franchise. Despite the costs associated with these franchise enhancements, we believe our continued expansion is the best way to build shareholder value. "

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust. Gateway Bank & Trust is a full-service community bank with offices in Elizabeth City, Edenton, Kitty Hawk, Plymouth and Roper, North Carolina, and two branches in Chesapeake and two in Virginia Beach, Virginia. The bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary.

Statements contained in this news release, which are not historical facts, are forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate", "should," "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principals, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

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GATEWAY FINANCIAL HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) JUNE 30,

                                                             2003          2002
                                                         -----------------------
ASSETS                                                   (Dollars in thousands)
Cash and cash equivalents:
    Cash and due from banks                               $   8,722   $   4,683
    Interest-earning deposits with banks                      2,438       4,395
-------------------------------------------------------------------------------
       Total cash and cash equivalents                       11,160       9,078
-------------------------------------------------------------------------------

Investment securities available for sale, at fair value      50,214      42,461
Loans receivable                                            200,199     131,125
Allowance for loan losses                                     2,272       1,601
-------------------------------------------------------------------------------
       Net loans receivable                                 197,927     129,524
-------------------------------------------------------------------------------

Bank premises & equipment, net                               11,217       7,631
Accured interest receivable                                   1,269       1,016
Stock in Federal Reserve Bank                                   467         467
Stock in Federal Home Loan Bank                               1,660       1,430
Other assets                                                  3,294       2,978
-------------------------------------------------------------------------------
       Total assets                                       $ 277,208   $ 194,585
                                                          =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
    Demand deposits                                       $  32,581   $  15,059
    Savings                                                   2,507       2,170
    Money market & NOW                                       52,321      23,827
    Time deposits over $100,000                              42,242      41,384
    Other time deposits                                      84,831      57,396
-------------------------------------------------------------------------------
       Total deposits                                       214,482     139,836
-------------------------------------------------------------------------------

Federal Home Loan Bank Advances                              33,200      28,600
Federal funds purchased                                       3,701       2,001
Accrued interest payable and other liabilities                1,293         753
-------------------------------------------------------------------------------
       Total liabilities                                    252,676     171,190
-------------------------------------------------------------------------------

Shareholders' Equity
    Common stock, $-0- par, 10,000,000 authorized,
     3,155,880 issued and outstanding                          --           --
    Paid-in capital                                          24,784      24,788
    Retained earnings                                          (868)     (1,683)
    Accumulated other comprehensive income (loss)               616         290
-------------------------------------------------------------------------------
       Total shareholders' equity                            24,532      23,395
-------------------------------------------------------------------------------
       Total liabilities and shareholders' equity         $ 277,208   $ 194,585
                                                          =====================


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GATEWAY FINANCIAL HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

                                                      SIX MONTHS ENDED, JUNE 30,
                                                      --------------------------
                                                           2003      2002
                                                      --------------------------
                                                       (Dollars in thousands,
                                                       except per share data)

Interest Income                                           $6,225   $4,730
Interest Expense                                           2,576    2,273
-------------------------------------------------------------------------
Net Interest Income                                        3,649    2,457
                    Provision for loan losses                575      200
                    -----------------------------------------------------

Net Int Income After Provision                             3,074    2,257

                    Service charges on deposit accounts      393      253
                    Insurance operations                     705      631
                    Mortgage banking operations              452      138
                    Brokerage operations                      88      120
                    Other                                    465       71
-------------------------------------------------------------------------
Total noninterest Income                                   2,103    1,213

                    Personnel costs                        2,552    1,923
                    Occupancy and equipment                  794      421
                    Data processing fees                     223      231
                    Other                                  1,174      621
-------------------------------------------------------------------------
Total noninterest expense                                  4,743    3,196
-------------------------------------------------------------------------
                    Income Before Income taxes               434      274
                    Income taxes                              --       --
                    -----------------------------------------------------
                    NET INCOME                            $  434   $  274
                                                          ===============

 Net income per common share
                    Basic and diluted                     $ 0.14   $ 0.09

                    Market value per share                $10.25   $ 8.56

                    Book value per share                  $ 7.77   $ 7.41


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GATEWAY FINANCIAL HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

                                                    THREE MONTHS ENDED, JUNE 30,
                                                    ----------------------------
                                                           2003      2002
                                                    ----------------------------
                                                       (Dollars in thousands,
                                                       except per share data)

Interest Income                                            $3,210   $2,474
Interest Expense                                            1,307    1,156
--------------------------------------------------------------------------------
Net Interest Income                                         1,903    1,318
                     Provision for loan losses                325      125
                     -----------------------------------------------------------

Net Int Income After Provision                              1,578    1,193

                     Service charges on deposit accounts      209      146
                     Insurance operations                     410      355
                     Mortgage banking operations              276       78
                     Brokerage operations                      50       44
                     Other                                    225       39
--------------------------------------------------------------------------------
Total noninterest Income                                    1,170      662

                     Personnel costs                        1,377    1,024
                     Occupancy and equipment                  423      205
                     Data processing fees                      96      117
                     Other                                    600      354
--------------------------------------------------------------------------------
Total noninterest expense                                   2,496    1,700
--------------------------------------------------------------------------------
                     Income Before Income taxes               252      155
                     Income taxes                              --       --
                     -----------------------------------------------------------
                     NET INCOME                            $  252   $  155
                                                           =====================

 Net income per common share
                     Basic and diluted                     $ 0.08   $ 0.05